Exhibit 32.1
CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
          In connection with the filing by National Quality Care, Inc. (the “Small Business Issuer”) of its Quarterly Report on Form 10-QSB for the three months ended September 30, 2007 (the “Quarterly Report”) with the Securities and Exchange Commission, the undersigned Robert Snukal, Chief Executive Officer of the Small Business Issuer, and Leonardo Berezovsky, Chief Financial Officer of the Small Business Issuer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Small Business Issuer as of, and for, the periods presented in such report.
          A signed original of this written statement required by Section 906 has been provided to the Small Business Issuer and will be retained by the Small Business Issuer and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: November 12, 2007		By: /s/ ROBERT SNUKAL

ROBERT SNUKAL
CHIEF EXECUTIVE OFFICER

	By:	/s/ LEONARDO BEREZOVSKY

LEONARDO BEREZOVSKY
CHIEF FINANCIAL OFFICER